                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

                             SUBSCRIPTION AGREEMENT

                                  INSTRUCTIONS

      Each subscriber must complete and sign the Subscription Agreement in accordance with the following instructions. Subscribers must meet certain requirements in order for Specialized Health Products International, Inc. (the "Company"), a Delaware corporation, to comply with the offering exemptions from registration and qualification under the federal Securities Act of 1933, as amended, and applicable state securities laws. The Company will be relying on the accuracy and completeness of information provided in the Subscription Agreement to establish the qualifications of prospective investors and the Company's legal right to sell these securities. The Subscription Agreement will at all times be kept strictly confidential, unless necessary to establish the legality of a prospective investor's participation in the offering. The Company should be contacted immediately if there is any change in the information the prospective investor has provided.

      1.    Complete and sign the SUBSCRIPTION AGREEMENT.

            2. The following sets forth the number of signatures required for different forms of ownership:

      Form of Ownership:                  Signatures Required
      ------------------                  -------------------

      Individual:                         One signature required.

      Joint Tenants With
       Right of Survivorship:             Both parties must sign.

      Tenants in Common:                  All parties must sign.

      Community Property:                 One signature required if security
                                          will be held in one name; two
                                          signatures required if security will
                                          be held in both names.

      Corporation:                        Signature of authorized officer or
                                          officers required.

      Partnership:                        Signature of general partner required;
                                          additional signatures only if required
                                          by partnership agreement.

      Trust: Trustee's signature must indicate "Trustee for the _____________ Trust."

      Other Entities:                     As required by the applicable
                                          document governing such entity.

                             SUBSCRIPTION AGREEMENT

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                             655 East Medical Drive
                              Bountiful, Utah 84010
                                 (801) 298-3360

      THIS SUBSCRIPTION AGREEMENT made this day of January, 1998, by and between Specialized Health Products International, Inc., a Delaware corporation (the "Issuer"), and Johnson & Johnson Development Corporation, a New Jersey corporation (the "Subscriber"), who, for and in consideration of the mutual promises and covenants set forth herein, do hereto agree as follows:

      1. Subscription. The Subscriber hereby subscribes for 1,000,000 Units at a price of $2.00 per Unit, and for a total capital contribution in the amount of $2,000,000 which the Subscriber has tendered herewith in good funds as payment for said Units. Each Unit consists of one share of the Company's $.02 par value common stock and one Series D Warrant, as described in the confidential private placement memorandum. The minimum subscription is 50,000 Unites ($100,000). The subscription evidenced by this Subscription Agreement ("Subscription") is an irrevocable offer by the Subscriber to subscribe for the securities offered by the Issuer, and, subject to the terms hereof, shall become upon the acceptance thereof by the Issuer a contract for the sale of said securities. Subscription proceeds will be deposited as soon as practicable after receipt into an escrow account with U.S. Bank Trust Company.

      2. Acceptance. This Subscription Agreement is made subject to the Issuer's discretionary right to accept or reject the subscription herein in whole or in part, and the Subscriber will be promptly notified as to whether the subscription has been accepted. If the Issuer shall for any reason reject all or part of this Subscription, the amount paid by the Subscriber with respect to the rejected Subscription, or part thereof, will be refunded, without interest. Acceptance of this Subscription by the Issuer will be evidenced by the execution hereof by an officer of the Issuer.

      3. Subscriber Representations. The Subscriber hereby represents and warrants that:

            (a) The Subscriber's representations in this Subscription Agreement are complete and accurate to the best of the Subscriber's knowledge, and the Issuer and any sales agent may rely upon them. The Subscriber will notify the Issuer and any such agent immediately if any material change occurs in any of this information before the sale of the Units.

            (b) The Subscriber is able to bear the economic risk of an investment in the securities for an indefinite period of time, can afford the loss of the entire investment in the securities, and will, after making an investment in the securities, have sufficient means of providing for his (or her) current needs and possible future contingencies. Additionally, the Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to his (or her) net worth and this Subscription will not cause such overall commitment to become excessive.

            (c) The securities subscribed for herein will not be sold by the Subscriber without registration under applicable securities acts or a proper exemption from such registration.

            (d) The securities subscribed for herein are being acquired for the Subscriber's own account and risk, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The Subscriber is aware that there are substantial restrictions on the transferability of the securities.

            (e) The Subscriber has had access to any and all information concerning the Issuer which the Subscriber and the Subscriber's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. In making the decision to purchase the securities herein subscribed for, the Subscriber and his or her advisers have relied solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in the Issuer will depend upon the individual circumstances of the Subscriber. The Subscriber further understands that no opinion is being given as to any securities or tax matters involving the offering.

            (f) All of the representations and warranties of the Subscriber contained herein and all information furnished by the Subscriber to the Issuer are true, correct and complete in all respects, and the Subscriber agrees to notify the Issuer immediately of any change in any representation, warranty or other information set forth herein.

            (g) The Subscriber also understands and agrees that stop transfer instructions relating to the securities will be placed in the Issuer's stock transfer ledger, and that the certificates evidencing the securities sold will bear legends in substantially the following form:

            The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Issuer.

            (h) Subscriber has been given the unrestricted opportunity to ask questions of, and receive answers from, the Issuer, or persons acting on its behalf, concerning the terms and conditions of, and all other matters relating to the offering, and has been given the unrestricted opportunity to obtain such additional information with respect to the offering as he has desired, including, but not limited to, any additional information necessary to verify the accuracy of the information set forth in the attached documentation. The undersigned has carefully read the Issuer's Confidential Private Placement Memorandum dated December 4, 1997, (the "Memorandum") and all material attached to or accompanying the Memorandum as specified therein. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Memorandum.

            (i) The Subscriber knows that the securities subscribed for herein are offered and sold pursuant to exemptions from registration under the Securities Act of 1933, and state securities law based, in part, on these warranties and representations, which are the very essence of this Subscription Agreement, and constitute a material part of the bargained-for consideration without which this Subscription Agreement would not have been executed.

            (j) By reason of the Subscriber's business or financial experience or the business or financial experience of professional advisors who are unaffiliated with and who are not compensated by the Issuer or any affiliate or selling agent of the Issuer, directly or indirectly, the Subscriber has the capacity to protect his (or her) own interest in connection with this transaction or has a pre-existing personal or business relationship with the Issuer or one or more of its officers, directors or controlling persons consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of such person with whom such relationship exists.

            (k) This Subscription Agreement when fully executed and delivered by the Issuer will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms. The Subscriber, if it is a partnership, joint venture, corporation, trust or other entity, was not formed or organized for the specific purpose of acquiring the Units. The purchase of the Units by the Subscriber, if it is an entity investor, is a permissible investment in accordance with the Subscriber's Articles of Incorporation, by-laws, partnership agreement, declaration of trust or other similar charter document, and has been duly approved by all requisite action by the entity's owners, directors, officers or other authorized managers. The person signing this document and all documents necessary to consummate the purchase of the shares has all requisite authority to sign such documents on behalf of the Subscriber, if it is an entity investor.

            (l) The Subscriber has not duplicated or distributed the Memorandum to anyone other than his personal advisors, and will not do so in the future.

            (m) The securities offered hereby were not offered to the Subscriber by way of general solicitation or general advertising and at no time was the Subscriber presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

            (n) By entering into this Subscription Agreement, the undersigned Subscriber acknowledges receipt of the Memorandum used in connection with this offering.

            (o) The Subscriber is an "accredited investor" as defined under Rule 501 of Regulation D by reason of:

FOR INDIVIDUALS ONLY (INITIAL IF APPLICABLE):

______   1.  I had individual income (exclusive of any income attributable to
Initial      my spouse) in excess of $200,000 in each of the most recent two
Here         years and I reasonably expect to have an individual income in excess of $200,000 for the current year, or I had joint income with my spouse in excess of $300,000 in each of those years and I reasonably expect to have a joint income with my spouse in excess of $300,000 for the current year.


______   2.  I have an individual net worth, or my spouse and I have a
Initial      combined individual net worth, in excess of $1,000,000. For
Here         purposes of this Subscription Agreement, "individual net worth"
             means the excess of total assets at fair market value, including home and personal property, over total liabilities.

______   3.  I am qualified as an "accredited investor" pursuant to Rule
Initial      501(a) of Regulation D of the 1933 Act for the following reason:
Here         _________________________________________________________________

FOR CORPORATIONS AND PARTNERSHIPS ONLY (INITIAL IF APPLICABLE):

______   1.  The undersigned hereby certifies that the Partnership or
Initial      Corporation which he/she represents possesses total assets in
Here         excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered by Issuer.

______   2.  The undersigned hereby certifies personally, and on behalf of
Initial      the Partnership or Corporation which he/she represents, that all
Here         of the beneficial owners of equity qualify individually as accredited investors under the individual accredited investor test set forth above.

FOR TRUSTS ONLY (INITIAL IF APPLICABLE):

______   1.  The undersigned hereby certifies that the trust which he/she
Initial      represents possesses total assets in excess of $5,000,000 and
Here         was not formed for the specific purpose of acquiring the
             securities offered by Issuer, and that the purchase of the securities is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act.

______   2.  The undersigned hereby certifies personally, and on behalf of
Initial      the trust that he/she represents, that such trust is a revocable
Here         trust which may be amended or revoked at any time by the
             grantors, and all the grantors are accredited individual investors under the individual accredited investor test set forth above.

FOR TRUSTEES AND AGENTS (READ AND INITIAL BOTH STATEMENTS):

______ 1. The undersigned hereby acknowledges that he/she is acting as an Initial agent or trustee for the following person or entity: __________
Here         _______________________________________________________________

______   2.  The undersigned hereby agrees to provide to Issuer, upon
Initial      Issuer's request, the following documents:
Here

             (a) a copy of the trust agreement, power of attorney or other instrument granting the power and authority to execute and deliver the Subscription Agreement, or

             (b) an opinion of counsel verifying the undersigned's power and authority to execute and deliver the Subscription Agreement.

FOR RETIREMENT OR EMPLOYEE BENEFIT PLANS (INITIAL IF APPLICABLE):

______   1.  The undersigned hereby certifies that the plan which he/she
Initial      represents is an employee benefit plan within the meaning of the
Here         Employment Retirement Income Security Act of 1974 ("ERISA") and
             that either

______       (a) the decision to invest in the securities was made by a plan
Initial          fiduciary, as defined in Section 3(21) of ERISA, which is
Here             either a bank, savings and loan association, insurance
                 company, or registered investment advisor, or

______       (b) the employee benefit plan has total assets in excess of
Initial          $5,000,000, or
Here

______       (c) the plan is a self-directed plan, the decision to invest in
Initial          the securities was made solely by a person that is an
Here             accredited investor, and each of the following statements is true with respect to that plan:

                  o the plan provides for segregated accounts for each plan participant,

                  o the document governing the plan provides each participant with the power to direct each particular investment to the extent of the participant's voluntary contributions plus any portion of employer contributions that have vested to the participant's benefit, and

                  o the decision to invest in the securities was made pursuant to the plan participant's power to direct the investment of his or her account in the plan trust.

      4. Entire Agreement. This Subscription Agreement together with the other documents executed contemporaneously herewith, constitute the entire agreement between the parties with respect to the matters covered thereby, and may only be amended by a writing executed by all parties hereto.

      5. Survival of Representations. The representations, warranties, acknowledgments and agreements made by the Subscriber shall survive the acceptance of this Subscription and run in favor of, and for the benefit of, the Issuer.

      6. Waiver. No waiver or modification of any of the terms of this Subscription Agreement shall be valid unless in writing. No waiver of a breach of, or default under, any provision hereof shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Subscription Agreement.

      7. Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8. Notices. Except as otherwise required in this Subscription Agreement, any notice required or permitted under this Subscription Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed as follows:

         To the Issuer:      Specialized Health Products International, Inc.
                             655 East Medical Drive
                             Bountiful, Utah 84010

         To the Subscriber:  At the  address  set forth  beneath  the
                             Subscriber's signature

      9. Non-Assignability. The obligations of the Subscriber hereunder shall not be delegated or assigned to any other party without the prior written consent of the Issuer.

      10. Form of Ownership. Please indicate the form of ownership which the Subscriber desires for the Units:

         ___            Individual

         ___            Joint Tenants with Right of Survivorship

         ___            Tenants in Common

         ___            Community Property

         ___            Trust

         ___            Corporation

         ___            Partnership

         ___            Other:

INDIVIDUAL(S) SIGN HERE:                  SUBSCRIBER:


                                                                  (Signature)
                                          -----------------------------------


                                          -----------------------------------
                                          (Print Name)

                                                (Address)

                                                (Day Phone Number)

                                                (Evening Phone Number)

                                          Social Security No.:
                                                               --------------

                                          Number of Units Subscribed
                                          for Purchase:
                                                                  -----------

                                          Dollar Amount of Subscription: $

ORGANIZATIONS SIGN HERE:                  SUBSCRIBER:

                                          JOHNSON & JOHNSON DEVELOPMENT
                                          CORPORATION


                                          (Print Name of Organization)


                                          By:

                                          (Print Name and Title)

                                                      (Address)

                                                      (Phone Number)

                                          Tax ID No.:

                                          Number of Units Subscribed
                                          for Purchase:

                                          Dollar Amount Subscribed for $

ACCEPTED:

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.


By:


Date:

                                    EXHIBIT 2
                           (Form of Series D Warrant)

                               SERIES "D" WARRANTS

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

              Incorporated Under the Laws of the State of Delaware

No. D - _________                               _________ Series D Common Stock
                                                              Purchase Warrants

                     CERTIFICATE FOR SERIES "D" COMMON STOCK
                                PURCHASE WARRANTS

      1. Warrant. This Warrant Certificate certifies that ______________________ _____________________________, or registered assigns (the "Registered Holder"), is the registered owner of the above indicated number of Warrants expiring on the Expiration Date, as hereinafter defined. One (1) Warrant entitles the Registered Holder to purchase one (1) share of the common stock, $.02 par value (a "Share"), of Specialized Health Products International, Inc., a Delaware corporation (the "Company"), from the Company at a purchase price of Two Dollars and no/100 ($2.00) (the "Exercise Price") at any time during the Exercise Period, as hereinafter defined, upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed and accompanied by payment of the Exercise Price at the principal office of the Company.

      Upon due presentment for transfer or exchange of this Warrant Certificate at the principal office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate, subject to the limitations provided herein, upon payment of any tax or governmental charge imposed in connection with such transfer. Subject to the terms hereof, the Company shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted hereunder.

      2. Restrictive Legend. Each Warrant Certificate and each certificate representing Shares issued upon exercise of a Warrant, unless such Shares are then registered under the Securities Act of 1933, as amended (the "Act"), shall bear a legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY BE OFFERED AND

      SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

      3. Exercise. Subject to the terms hereof, the Warrant evidenced by this Warrant Certificate may be exercised at the Exercise Price in whole or in part at any time during the period (the "Exercise Period") commencing on October 1, 1998 (except that upon a notice of redemption by the Company as described herein, the warrants become immediately exercisable) and terminating at the close of business on that day (the "Expiration Date") which is the second anniversary of the date on which a registration statement filed pursuant to the Act covering the resale of the Shares to be issued upon exercise of this Warrant is declared effective by the Securities and Exchange Commission, provided that the Exercise Period shall be extended and the Expiration Date delayed by one business day for each business day subsequent to such effectiveness on which a prospectus meeting the prospectus delivery requirements of the Act and covering the resale of such Shares by the Registered Holder hereof or the successors in interest to such Registered Holder is not available. The Exercise Period may also be extended by the Company's Board of Directors.

      A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender to the Company at its principal executive offices of this Warrant Certificate with the exercise form attached hereto executed by the Registered Holder and accompanied by payment to the Company, by wire transfer, or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

      The person entitled to receive the Shares issuable upon exercise of a Warrant or Warrants ("Warrant Shares") shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant or scrip or cash with respect thereto, and such right to a fractional share shall be of no value whatsoever. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

      Promptly, and in any event within ten business days after the Exercise Date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.

      The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the Registered Holder thereof to any of the rights of shareholders or to any dividend declared on the Shares unless the Registered Holder shall have exercised the Warrants and thereby purchased the Warrant Shares prior to the record date for the determination of holders of Shares entitled to such dividend or other right.

      4. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

      The Registered Holder shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid the amount of any such taxes or charges incident thereto.

      5. Registration of Transfer. The Warrant Certificates may be transferred in whole or in part, provided any such transfer complies with all applicable federal and state securities laws and, if requested by the Company, the Registered Holder delivers to the Company an opinion of counsel to that effect, in form and substance reasonably acceptable to the Company. Warrant Certificates to be transferred shall be surrendered to the Company at its principal office. The Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the transfer shall be entitled to receive.

      The Company shall keep transfer books at its principal office or at the office of its warrant agent which shall register Warrant Certificates and the transfer thereof. On due presentment of any Warrant Certificate for registration of transfer at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

      All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Company and thereafter retained by the Company until the Expiration Date. Prior to due presentment for registration of transfer thereof, the Company may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company), and the Company shall not be affected by any notice to the contrary.

      6. Loss or Mutilation. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate, the Company shall execute and deliver, in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company in an amount satisfactory to the Company. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Company prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

      7. Call Option. So long as the closing bid price or last trade in the principal market in which, or on the principal exchange on which, the Shares trade exceeds Six Dollars ($6.00) for the ten (10) consecutive trading days preceding but not including the date of the notice of such call, the Company shall have the right and option, upon no less than twenty (20) trading days' written notice to the Registered Holder, to call, and thereafter to redeem and acquire all of the Warrants remaining outstanding and unexercised at the date fixed for such redemption in such notice (the "Redemption Date"), which Redemption Date shall be at least 20 trading days after the date of such notice, for an amount equal to One-Tenth of One Cent ($.001) per Warrant; provided, however, that the Registered Holder shall have the right during the period between the date of such notice and the Redemption Date to exercise the Warrants in accordance with the provisions of Section 3 hereof and provided further that a prospectus meeting the prospectus delivery requirements of the Act and covering the resale of the Shares to be issued upon exercise of this Warrant by the Registered Holder hereof or the successors in interest to such Registered Holder is available during the entire period between such notice and the Redemption Date. Said notice of redemption shall require the Registered Holder to surrender to the Company, not later than on the Redemption Date, at the principal executive offices of the Company, his certificate or certificates representing the Warrants to be redeemed. Notwithstanding the fact that any Warrants called for redemption have not been surrendered for redemption and cancellation on the Redemption Date, after the Redemption Date such Warrants shall be deemed to be expired and all rights of the Registered Holder of such unsurrendered Warrants shall cease and terminate, other than the right to receive the redemption price of $.001 per Warrant for such Warrants, without interest.

      In connection with any call hereunder, the Company shall have no obligation to call any other stock purchase warrant or warrants, whether or not having similar terms, and no call made pursuant to any other stock purchase warrant shall obligate the Company to exercise its right and option to make a call hereunder.

      8. Adjustment of Shares. The number and kind of securities issuable upon exercise of a Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

            (a) Stock Splits, Stock Combinations and Certain Stock Dividends. If the Company shall at any time subdivide or combine its outstanding Shares, or declare a dividend in Shares or other securities of the Company convertible into or exchangeable for Shares, a Warrant shall, after such subdivision or combination or after the record date for such dividend, be exercisable for that number of Shares and other securities of the Company that the Registered Holder would have owned immediately after such event had the Warrant been exercised immediately before such event. Any adjustment under this Section 8 (a) shall become effective at the close of business on the date the subdivision, combination or dividend becomes effective.

            (b) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable upon exercise of a Warrant) or in case the Company (or any such other corporation) shall merge into or with or consolidate with another corporation or convey all or substantially all of its assets to another corporation or enter into a business combination of any form as a result of which the Shares or other securities receivable upon exercise of a Warrant are converted into other stock or securities of the same or another corporation, then and in each such case, the Registered Holder of a Warrant, upon exercise of the purchase right at any time after the consummation of such reorganization, consolidation, merger, conveyance or combination, shall be entitled to receive, in lieu of the Shares or other securities to which such Registered Holder would have been entitled had he exercised the purchase right immediately prior thereto, such stock and securities which such Registered Holder would have owned immediately after such event had the Warrant been exercised immediately prior to such event.

      In the event that any of the foregoing occurs, a corresponding adjustment to the exercise price of the Warrant shall be made. In each case of an adjustment in the exercise price or the number of Shares or other securities receivable upon the exercise of a Warrant, the Company shall promptly notify the Registered Holder of such adjustment. Such notice shall set forth the facts upon which such adjustment is based.

      9. Reduction in Exercise Price at Company's Option. The Company's Board of Directors may, at its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of the Warrants or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Registered Holders of any such reduction in the Exercise Price.

      10. Registration Rights.

      (a) Certain Definitions. As used in this Section 10, the following definitions shall apply:

      "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Act.

      "Holder" means any holder of a Warrant or outstanding Registerable Securities.

      "Registerable Securities" means the Warrant Shares issued or issuable upon the exercise of a Warrant, provided, however, that Registerable Securities shall not include any Shares and other securities which have previously been registered and sold to the public.

      "Registration Expenses" means all expenses incurred by the Company in complying with Section 10(b) including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required in connection with any such registration. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale.

      The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed in connection therewith), and the declaration of the effectiveness of such registration statement.

      (b) Registration. The Company shall:

            (i) Following the original issuance of the Warrants represented by this Warrant Certificate at such time as the Company first prepares and files with the Commission a registration statement on an appropriate form that would permit inclusion of the Registerable Securities in such registration statement or a pre-effective amendment to such a registration statement, include the Registrable Securities among the securities being registered pursuant to such registration statement. The Company shall diligently prosecute such registration statement to effectiveness. Such registration statement shall cover the resale of such Warrant Shares by the Holder. The Company will promptly notify the Holder regarding (i) the filing of such registration statement and all amendments thereto, (ii) the effectiveness of such registration statement and any post-effective amendments thereto, (iii) the occurrence of any event or condition that causes the prospectus that is part of such registration statement no longer to comply with the requirements of the Act, and (iv) any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto;

            (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Act with respect to the resale of the Registerable Securities, including such amendments and supplements as may be necessary to reflect the intended method of disposition by the Holder, but for no longer than one hundred eighty (180) days subsequent to the Expiration Date or the Redemption Date;

            (iii) Furnish to each Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registerable Securities by such Holder;

            (iv) Use its best efforts to comply with all applicable rules and regulations of the Commission, including without limitation the rules and regulations relating to the periodic reporting requirements under the Securities Exchange Act of 1934, as amended; and

            (v) Make available for inspection by the Holder or by any underwriter, attorney, accountant or other agent acting for such Holder in connection with the disposition of Registrable Securities, in each case upon receipt of an appropriate confidentiality agreement, all corporate records, documents and properties as may be reasonably requested.

      (c) Expenses of Registration. All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to
Section 10(b) hereof shall be borne by the Company. The Holder shall be responsible for all costs and expenses associated herewith that are not Registration Expenses.

      (d) Indemnification. In the event any of the Registerable Securities are included in a registration statement under this Section 10:

            (i) The Company will indemnify each Holder, each of such Holder's officers and directors and partners and each person controlling such Holder within the meaning of Section 15 of the Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of
      Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Holder, each of its officers and directors and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter for use therein.

            (ii) In order to include Registerable Securities in a registration statement under this Section 10, a Holder will be required to indemnify the Company, each of its directors and officers, its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other selling shareholder, each of such other selling shareholder's officers and directors and partners and each person controlling such selling shareholder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company, such holders, such directors, officers, counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder for use therein.

            (iii) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

            (iv) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) Information by Holder. Each Holder of Registerable Securities included in any registration shall furnish to the Company such information regarding such Holder, such securities and the distribution proposed by such Holder as the Company may request in writing.

      11. Notices. All notices, demands, elections, or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile or telegram to the Company, at its principal executive office, and to the Registered Holder, at the address of such holder as set forth on the books maintained by the Company.

      12. General Provisions. This Warrant Certificate shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. The headings of this Warrant Certificate are for convenience in reference only and shall not limit or otherwise affect the meaning hereof.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the ____ day of ________, 1997.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.


By                                      By
   ---------------------------------       ---------------------------------
   J. Clark Robinson, Secretary            David A. Robinson, President

      SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JR TEN - as joint tenants with right of survivorship  and not as tenants in common
      UNIF TRANS MIN ACT - ____________ (Custodian for Minor) as custodian for
            __________ (name of minor) under the Uniform Transfers to Minors Act

Additional abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT

              (To be Executed by the Registered Holder if He or She
                   Desires to Assign Warrants Evidenced by the
                           Within Warrant Certificate)

      FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto _____________________________ _________________________ (_______)
Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint _____________________ __________________
Attorney to transfer the said Warrants evidenced by the within Warrant Certificates on the books of the Company, with full power of substitution.


Dated:
      --------------------                      -----------------------------
                                                Signature

      Notice: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:
                       ------------------------------------------

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.

                          FORM OF ELECTION TO PURCHASE

           (To be Executed by the Holder if Holder Desires to Exercise
                 Warrants Evidenced by the Warrant Certificate)

To Specialized Health Products International, Inc.

      The undersigned hereby irrevocably elects to exercise
___________________________ (______) Warrants, evidenced by the within Warrant
Certificate for, and to purchase thereunder, _____________ _______________ (______) full shares of Common Stock issuable upon exercise of said Warrants and delivery of $_________ and any applicable taxes.

      The undersigned requests that certificates for such shares be issued in the name of:

                                          PLEASE INSERT SOCIAL SECURITY OR
                                          TAX IDENTIFICATION NUMBER

-----------------------------------       -----------------------------------
(Please print name and address

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

Dated:                                    Signature:
       ---------------------                        --------------------------

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:
                      -------------------------------------------

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.